[E&Y Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “General Information” in the Statement of Additional Information and to the use of our report dated July 25, 2011 on GLG International Small Cap Fund for the fiscal year ended May 31, 2011 which is incorporated by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A No. 333-163462) of GLG Investment Series Trust.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
September 23, 2011